                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the i-Planet, Inc. 1996 Stock Option / Stock Issuance Plan of our reports dated July 15, 1998, with respect to the consolidated financial statements of Sun Microsystems, Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1998 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.





October 7, 1998                         /s/ Ernst & Young LLP
Palo Alto, California